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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-96145


                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                PROSPECTUS SUPPLEMENT NO. 1 DATED APRIL 13, 2000
                      TO PROSPECTUS DATED FEBRUARY 14, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add certain entities as selling holders and to update certain share information regarding other selling holders which were previously listed.

                                   Number of Shares    Number of Shares
                                     of Preferred       of Conversion
Selling Holders                         Stock               Shares
---------------                    ----------------    ----------------

Tribeca Investments LLC                254,800*            490,814*

JMG Triton Offshore Fund, Ltd.          54,300*            104,596*

Aragon Investments, Ltd.                11,900              22,923

Value Line Convertible Fund             10,000              19,263

Citadel Trading Group LLC                7,300              14,062

Guardian Pension Trust                   6,000*             11,558*

Jackson Investment Fund Ltd.               800               1,541

-----------------------------------

* Total number of shares; includes shares already listed in the Prospectus.

     The Plan of Distribution on pages 49-50 is also amended by adding the following paragraph at the bottom of page 49:

     In addition, the Securities covered by this prospectus may be disposed of from time to time in one or more transactions through hedging transactions with broker-dealers, short sales, delivery of the Securities to close out such short positions, and in cross transactions.